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                                                                    Exhibit 99.1


                         CONSENT OF WILLIAM S. BENJAMIN

     The undersigned, William S. Benjamin, hereby consents to being named as a person expected to be nominated as a director of Central Parking Corporation (the "Company") in the Company's registration statement on Form S-4.


                                         /s/ William S. Benjamin
                                         ------------------------
                                             William S. Benjamin